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                                                                   Exhibit 10.19

                    TWELFTH AMENDMENT TO AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                     BRANDYWINE OPERATING PARTNERSHIP, L.P.

                  THIS TWELFTH AMENDMENT, dated February 27, 2004 (this "Amendment"), amends and supplements the Amended and Restated Agreement of Limited Partnership Agreement (as heretofore amended and supplemented to date, the "Partnership Agreement") of BRANDYWINE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the "Partnership"). Capitalized terms used herein but not defined herein shall have the meanings given to such terms in the Partnership Agreement.

                                   BACKGROUND
                                   ----------

         I. Pursuant to the Partnership Agreement, Brandywine Realty Trust (the "General Partner"), as the general partner of the Partnership, has the power and authority to issue additional Partnership Interests and Units in one or more newly created classes of Partnership Interests to persons on such terms and conditions as the General Partner may deem appropriate.

         J. The General Partner, pursuant to the exercise of such power and authority and in accordance with the Partnership Agreement, has determined to execute this Amendment to the Partnership Agreement to create a new class of Partnership Interests designated as the Series E Preferred Mirror Units having designations, preferences and other rights which are substantially the same as the economic rights of the 7.375% Series D Senior Cumulative Redeemable Preferred Shares of Beneficial Interest of the General Partner (the "Series D Preferred Shares") and to evidence the issuance of such additional Partnership Interests to the General Partner in exchange for the General Partner's contribution to the Partnership of the net proceeds of the sale of the Series D Preferred Shares.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby amend the Partnership Agreement as follows:

                  1. In accordance with the Partnership Agreement, the Partnership Agreement is hereby amended to establish, and to issue to the General Partner, the Series E Preferred Mirror Units having the designations, preferences and other rights set forth below:

                         (i) Designation and Number. A class of Partnership Interests designated as Series E Preferred Mirror Units is hereby established. The number of Series E Preferred Mirror Units shall be 2,760,000. The stated value of each Series E Preferred Mirror Unit shall be $25.00 (the "Stated Value").






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                         (ii)  Rank. The Series E Preferred Mirror Units will,
                               with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Partnership, rank (a) senior to the Class A Units and all Partnership Interests ranking junior to the Series E Preferred Mirror Units;
                               (b) on a parity with the Partnership Interests designated as Series A Preferred Mirror Units, the Partnership Interests designated as Series B Preferred Units, the Partnership Interests designated as Series D Preferred Mirror Units and all Partnership Interests issued by the Partnership after the date of this Amendment the terms of which specifically provide that such Partnership Interests rank on a parity with the Series E Preferred Mirror Units; and (c) junior to all Partnership Interests issued by the Partnership the terms of which specifically provide that such Partnership Interests rank senior to the Series E Preferred Mirror Units.

                         (iii) Distributions.

                               (A) Pursuant to Section 6.1 of the Partnership
                                   Agreement, holders of Series E Preferred
                                   Mirror Units shall be entitled to receive, out of funds legally available therefor, cumulative quarterly cash distributions equal to the amount of the cumulative quarterly cash distributions payable on the Series D Preferred Shares. Such distributions shall be payable quarterly in arrears on or before the date on which distributions on the Series D Preferred Shares are payable (each a "Series E Preferred Mirror Unit Distribution Payment Date").

                               (B) No distributions on Series E Preferred Mirror
                                   Units shall be authorized or paid or set apart for payment by the Partnership at such time as the terms and provisions of any agreement of the Partnership, including any agreement relating to its indebtedness, prohibits such authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach thereof, or a default thereunder, or if such authorization or payment shall be restricted or prohibited by law.

                               (C) Notwithstanding the foregoing, distributions
                                   with respect to the Series E Preferred Mirror Units will accrue whether or not the terms and provisions set forth in Section 1(c)(ii) at any time prohibit the current payment of distributions, whether or not there are funds legally available for such distributions and whether or not such distributions are authorized. Accrued but unpaid distributions on the Series E Preferred Mirror Units will accumulate as of the Series E Preferred Mirror Unit Distribution Payment Date on which they first become payable.



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                               (D) When distributions are not paid in full (or a
                                   sum sufficient for such full payment is not so set apart) upon the Series E Preferred Mirror Units and any other Partnership Interests ranking on a parity as to distributions with the Series E Preferred Mirror Units, including the Series A
                                   Preferred Mirror Units, the Series B
                                   Preferred Units, and the Series D Preferred
                                   Mirror Units, all distributions authorized upon the Series E Preferred Mirror Units and any other Partnership Interests ranking on a parity as to distributions with the Series E Preferred Mirror Units shall be authorized pro rata so that the amount of distributions authorized per Partnership Unit of Series E Preferred Mirror Units and such other Partnership Interests shall in all cases bear to each other the same ratio that accrued distributions per Partnership Unit on the Series E Preferred Mirror Units and such other Partnership Interests (which shall not, with respect to such other Partnership Interests, include any accrual in respect of unpaid distributions for prior distribution periods if such other Partnership Interests do not have a cumulative distribution) bear to each other. Any distribution payment or payments on Series E Preferred Mirror Units which may be in arrears shall accrue distributions at the rate of 7.375% per annum.

                               (E) Except as provided in Section 1(c)(iv),
                                   unless full cumulative distributions on the Series E Preferred Mirror Units have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for all past distribution periods and the then current distribution period, no distributions (other than in Partnership Interests ranking junior to the Series E Preferred Mirror Units as to distributions and upon liquidation, dissolution or winding up) shall be authorized or paid or set aside for payment nor shall any other distribution be authorized or made upon the Class A Units, the Series A Preferred Mirror Units, the Series B Preferred Units, the Series D Preferred Mirror Units or any other Partnership Interests ranking junior to or on a parity with the Series E Preferred Mirror Units as to distributions or upon liquidation, dissolution or winding up, nor shall any Class A Units, Series A Preferred Mirror Units, Series B Preferred Units, Series D Preferred Mirror Units or any other Partnership Interests ranking junior to or on a parity with the Series E Preferred Mirror



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                                   Units as to distributions or upon liquidation
                                   be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such units or other Partnership Interests) by the Partnership or any other entity controlled directly or indirectly by the Partnership (except by conversion into or exchange for Partnership Interests ranking junior to the Series E Preferred Mirror Units as to distributions and upon liquidation, dissolution or winding
                                   up).

                               (F) Holders of the Series E Preferred Mirror
                                   Units shall not be entitled to any
                                   distribution, whether payable in cash,
                                   property or Partnership Units in excess of full cumulative distributions on the Series E Preferred Mirror Units as described above. Any distribution payment made on the Series E Preferred Mirror Units shall first be credited against the earliest accrued but unpaid distribution due with respect to such Series E Preferred Mirror Units which remains payable.

                         (iv)  Liquidation Preference.

                               (A) Upon any voluntary or involuntary
                                   liquidation, dissolution or winding up of the affairs of the Partnership, the holders of Series E Preferred Mirror Units then outstanding are entitled to be paid out of the assets of the Partnership available for distribution to the Partners pursuant to
                                   Section 13.5(a) of the Partnership Agreement a liquidation preference equal to the Stated Value per Series E Preferred Mirror Unit, plus an amount equal to any accrued and unpaid distributions to the date of payment, before any distribution of assets is made to holders of Class A Units and GP Units or any other Partnership Interests that rank junior to the Series E Preferred Mirror Units upon liquidation, dissolution or winding up.

                               (B) In the event that, upon any such voluntary or
                                   involuntary liquidation, dissolution or
                                   winding up, the available assets of the
                                   Partnership are insufficient to pay the
                                   amount of the liquidating distributions on all outstanding Series E Preferred Mirror Units and the corresponding amounts payable on all other Partnership Interests ranking on a parity with the Series E Preferred Mirror Units in the distribution of assets, including the Series A Preferred Mirror Units, the Series B Preferred Units and the Series D Preferred Mirror Units, then such assets shall be allocated among the Series E Preferred Mirror Units, as a class, and each class or series of such other such Partnership Interests, as classes, in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.



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                               (C) After payment of the full amount of the
                                   liquidating distributions to which they are entitled, the holders of Series E Preferred Mirror Units will have no right or claim to any of the remaining assets of the Partnership.

                               (D) The consolidation or merger of the
                                   Partnership with or into any other
                                   partnership, limited liability company,
                                   corporation, trust or entity or of any other partnership, limited liability company, corporation, trust or other entity with or into the Partnership, or the sale, lease or conveyance of all or substantially all of the property or business of the Partnership, shall not be deemed to constitute a liquidation, dissolution or winding up of the Partnership for purposes of this Section 1(d).

                         (v) Redemption. In connection with a redemption by the General Partner of any or all of the Series D Preferred Shares, the Partnership shall provide cash to the General Partner for such purpose which shall be equal to the redemption price (including accrued and unpaid distributions) of the Series D Preferred Shares to be redeemed and in exchange one Series E Preferred Mirror Unit shall be canceled with respect to each Series D Preferred Share so redeemed. From and after the date on which the Series D Preferred Shares are redeemed, the Series E Preferred Mirror Units so canceled shall no longer be outstanding and all rights hereunder, to distributions or otherwise, with respect to such Series E Preferred Mirror Units shall cease.

                         (vi) Allocations. Allocations of the Partnership's items of income, gain, loss and deduction shall be allocated among holders of Series E Preferred Mirror Units in accordance with Article VII of the Partnership Agreement.

                  2. Subparagraph (g) of Section 7.2 of the Partnership Agreement is amended and restated in its entirety as follows:

                         (g) Priority Allocation. All or a portion of the Net
Income of the Partnership for the Fiscal Year, if any, shall be specially allocated to the Partners holding Series A Preferred Mirror Units, Series B Preferred Units, Series D Preferred Mirror Units and Series E Preferred Mirror Units in proportion to the cumulative distributions each has received pursuant to Sections 6.1, 6.2, and 13.5 hereof and, with respect to the Partners holding Series A Preferred Mirror Units, Section 1(c) and 1(d) of the Fourth Amendment to this Agreement or, with respect to Partners holding Series B Preferred Units,
Section 1.C and 1.D of the Fifth Amendment to this Agreement or, with respect to




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the Partners holding Series D Preferred Mirror Units, Section 1(c) and 1(d) of
the Eleventh Amendment to this Agreement or, with respect to the Partners holding Series E Preferred Mirror Units, Section 1(c) and 1(d) of the Twelfth Amendment to this Agreement, from the commencement of the Partnership to the end of such Fiscal Year, in an amount equal to the excess, if any, of the sum of (i) the aggregate Net Loss allocated to such Partners pursuant to Section 7.1(b) hereof for all prior Fiscal Years, if any, and (ii) the aggregate distributions received by such Partners pursuant to Sections 6.1, 6.2, and 13.5 hereof and, with respect to Partners holding Series A Preferred Mirror Units, Section 1(c) and 1(d) of the Fourth Amendment to this Agreement or, with respect to Partners holding Series B Preferred Units, Section 1.C and 1.D of the Fifth Amendment to this Agreement or, with respect to Partners holding Series D Preferred Mirror Units, Section 1(c) and 1(d) of the Eleventh Amendment to this Agreement or, with respect to Partners holding Series E Preferred Mirror Units, Section 1(c) and 1(d) of the Twelfth Amendment to this Agreement, from the commencement of the Partnership to the end of such Fiscal Year, over the aggregate items of Net Income allocated to such Partners pursuant to this Section 7.2(g) for all prior Fiscal Years.

                  3. Except as expressly set forth in this Amendment to the Partnership Agreement, the Partnership Agreement is hereby ratified and confirmed in each and every respect.

                  IN WITNESS WHEREOF, this Twelfth Amendment to the Amended and Restated Agreement of Limited Partnership of Brandywine Operating Partnership, L.P. has been executed and delivered as of the date first above written.

                               GENERAL PARTNER:

                               BRANDYWINE REALTY TRUST

                               By:______________________________________________
                                  Name: Gerard H. Sweeney
                                  Its:  President and Chief Executive Officer













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